UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Daimler St, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(949) 396-6830

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 5, 2023, NKGen Biotech, Inc. (f/k/a Graf Acquisition Corp. IV) (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities Exchange Commission (“SEC”) to report, among other events, the consummation of the Business Combination (as defined in the Original 8-K) on September 29, 2023. The Company is filing the Amendment No.1 on Form 8-K/A (this “Amendment”) to amend the Original 8-K and to replace the Unaudited Pro Forma Condensed Combined Financial Information of the Company as of and for the six months ended June 30, 2023 and the year ended December 31, 2022, included as Exhibit 99.3.

All other items, other than Item 9.01(b) of the Original 8-K, are unaffected by this Amendment. The information previously reported in or filed with the Original 8-K is hereby incorporated by reference to this Amendment.

Item 9.01	Financial Statements and Exhibits.

(b)            Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2023 and the year ended December 31, 2022 is included in Exhibit 99.3 hereto and are incorporated by reference.

(d)            Exhibits:

Exhibit
No.	Description

99.3*	Unaudited Pro Forma Condensed Combined Financial Information of NKGen Biotech, Inc. as of and for the six months ended June 30, 2023 and the year ended December 31, 2022.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2023

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
Paul Y. Song
Chief Executive Officer